Exhibit 10.2

CONSENT AND FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS CONSENT AND FOURTH AMENDMENT TO CREDIT AGREEMENT (this“Agreement”), dated as of October 30, 2024 (the “SOFR Amendment Effective Date”), is entered into by BANK OF AMERICA, N.A., as administrative agent (the “Administrative Agent”).

RECITALS

WHEREAS, ANIKA THERAPEUTICS, INC., a Delaware corporation (the “Borrower”), the Subsidiary Guarantors party thereto, the lenders from time to time party thereto (the “Lenders”), and Bank of America, N.A., as Administrative Agent, have entered into that certain Credit Agreement, dated as of October 24, 2017 (as amended by that certain First Amendment to Credit Agreement, dated as of August 13, 2019, as further amended by that certain Second Amendment to Credit Agreement and First Amendment to Security Agreement, dated as of May 14, 2020, that certain Third Amendment to Credit Agreement, dated as of November 12, 2021 (as amended, modified, extended, restated, replaced, or supplemented fromtime to time, the “Credit Agreement”);

WHEREAS, certain loans and/or other extensions of credit (the “Loans”) under the Credit Agreement denominated in Dollars incur or are permitted to incur interest, fees, commissions or other amounts based on the Bloomberg Short-Term Bank Yield Index Rate as administered by the Bloomberg Index Service Limited (“BSBY”) in accordance with the terms of the Credit Agreement;

WHEREAS, BSBY has been or will be replaced with the benchmarks set forth in Appendix A and Appendix B in accordance with the Credit Agreement and, in connection therewith, the Administrative Agent and the undersigned Lenders are prepared to amend certain of the terms and provisions of the Credit Agreement, subject to the conditions and in reliance on the representations set forth herein;

WHEREAS, the Borrower has informed the Administrative Agent and the Lenders that (a) on or prior to November 7, 2024, the Borrower will (i) transfer certain assets used in the business of ArthroSurface Incorporated, a Delaware corporation (“ArthroSurface”), pursuant to a Seller Conveyance Agreement, dated on or about October 31, 2024 (the “Seller Conveyance Agreement”), between the Borrower and ArthroSurface and (ii) sell or otherwise transfer all or substantially all of the Equity Interests of ArthroSurface, pursuant to that certain Share Purchase Agreement, dated on or about October 31, 2024, among Phoenix Brio, Incorporated, as buyer, the Borrower, as seller, and ArthroSurface (collectively, the “ArthroSurface Disposition”) and (b) the consideration to be paid to the Borrower pursuant to the ArthroSurface Disposition will be in the form of a secured Promissory Note with an original face principal amount of $7,000,000 (the “ArthroSurface Note”); and

WHEREAS, the ArthroSurface Disposition is not permitted under Section 7.05 of the Credit Agreement and the Investment evidenced by the ArthroSurface Note (the “ArthroSurface Note Investment”) is not permitted under Section 7.03 of the Credit Agreement, and, as such, the Loan Parties have requested that the Administrative Agent and the Lenders (i) consent to the ArthroSurface Disposition, (ii) release ArthroSurface from any obligations as a Subsidiary Guarantor, and terminate all guaranties and credit support provided by ArthroSurface under the Loan Documents, (iii) release the Administrative Agent’s security interest and Liens on the equity interests and assets of ArthroSurface (including, for the avoidance of doubt, the assets conveyed to ArthroSurface pursuant to the Seller Conveyance Agreement) sold in connection therewith (the releases described in clauses (ii) and (iii), the “ArthroSurface Release”), and (iv) consent to the ArthroSurface Note Investment, and the Administrative Agent and the Lenders have agreed to (x) consent to the ArthroSurface Disposition and release the Administrative Agent’s security interest and Liens pursuant to the ArthroSurface Release, and (y) consent to the ArthroSurface Note Investment, in each case subject to the conditions, and in reliance on the representations, contained herein.

NOW, THEREFORE, in accordance with the terms of the Credit Agreement, this Agreement is entered into by the Administrative Agent:

1. Defined Terms. Capitalized terms used herein but not otherwise defined herein (including on any Appendix attached hereto) shall have the meanings provided to such terms in the Credit Agreement, as amended by this Agreement.

2. Consent.

(a)	Notwithstanding the limitations set forth in Section 7.05 and Section 7.03 of the Credit Agreement, the Administrative Agent and the undersigned Lenders hereby consent to the ArthroSurface Disposition and the ArthroSurface Note Investment, provided that (i) no Event of Default has occurred and is continuing at the time of, and no Event of Default would result from, the ArthroSurface Disposition after giving effect to this Agreement and (ii) the ArthroSurface Disposition shall have occurred on or prior to December 31, 2024 (the “Consent Sunset Date”). The consent granted herein shall be effective only in this specific instance and for the specific purpose for which it is given, and shall not entitle the Loan Parties to any other or further consent in any similar or other circumstances.

b)	So long as the consummation of the ArthroSurface Disposition occurs on or prior to the Consent Sunset Date, the undersigned Lenders and the Administrative Agent hereby agree that, after the effectiveness of this Agreement and upon the consummation of the ArthroSurface Disposition, (i) the ArthroSurface Release will automatically occur and (ii) at the expense of the Borrower, the Administrative Agent shall promptly execute, as applicable, deliver to the Borrower (or any designee of the Borrower) and/or file with any relevant governmental authorities any such other lien releases, mortgage releases, discharges of security interests, pledges and guarantees and other similar discharge or release documents, and take such other actions, in each case as may be reasonably requested by the Borrower, to give effect to or reflect, as of record, the termination, release and discharge of security interests and liens granted by ArthroSurface or on the Equity Interests of ArthroSurface in respect of the ArthroSurface Release.

3. Agreement. Notwithstanding any provision of the Credit Agreement or any other document related thereto (the “Loan Documents”) to the contrary, the terms set forth on Appendix A shall apply to the Loans that bear interest at the BSBY Rate (as defined in Appendix A) and the terms set forth on Appendix B shall apply to Loans that bear interest at the BSBY Daily Floating Rate (as defined in Appendix B). For the avoidance of doubt, to the extent provisions in the Credit Agreement apply to Loans denominated in Dollars and such provisions are not specifically addressed by Appendix A and Appendix B, the provisions in the Credit Agreement shall continue to apply to such Loans denominated in Dollars. To the extent any Loan bearing interest at the BSBY Rate is outstanding on the SOFR Amendment Effective Date, such Loan shall continue to bear interest at the BSBY Rate until the end of the current interest period applicable to such Loan.

4. Conflict with Loan Documents. In the event of any conflict between the terms of this Agreement and the terms of the Credit Agreement or the other Loan Documents, the terms hereof shall control.

5. Conditions Precedent. This Agreement shall become effective as of the date first set forth above, upon receipt by the Administrative Agent of this Agreement, duly executed by the Administrative Agent, each Lender, the L/C Issuer, the Swingline Lender, the Borrower and each Subsidiary Guarantor.

6. Notice. As of the SOFR Amendment Effective Date, the Administrative Agent hereby notifies the Borrower and the Lenders of the implementation of the Successor Rate pursuant to this Agreement. To the extent the Credit Agreement requires the Administrative Agent to provide notice that any of the foregoing events has occurred, this Agreement constitutes such notice.

7. Miscellaneous.

(a)	This Agreement is a Loan Document.

(b)	This Agreement may be in the form of an electronic record (in “.pdf” form or otherwise) and may be executed using electronic signatures, which shall be considered as originals and shall have the same legal effect, validity and enforceability as a paper record. This Agreement may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts shall be one and the same Agreement. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent of a manually signed Agreement which has been converted into electronic form (such as scanned into “.pdf” format), or an electronically signed Agreement converted into another format, for transmission, delivery and/or retention.

(c)	Any provision of this Agreement held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(d)	The terms of the Credit Agreement with respect to governing law, submission to jurisdiction, waiver of venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the first day above written.

Anika Therapeutics, Inc.

as the Borrower

By:	/s/ cheryl R. Blanchard
Name:	Cheryl R. Blanchard
Title:	President and Chief Executive Officer